Exhibit 99.1

Knife River Completes Acquisition of Strata Corporation

BISMARCK, N.D. — March 10, 2025 — Knife River Corporation (NYSE: KNF) announced today that it has completed its previously announced acquisition of Strata Corporation, a leading construction materials and contracting services provider in North Dakota and northwestern Minnesota. The purchase price was $454 million, reflecting a multiple of approximately 9 times Strata’s projected 2025 EBITDA.

Strata is an aggregates-led, vertically integrated company that employs over 900 team members during peak construction season. The transaction included:
•Well over 30 years of aggregate reserves for Strata’s operations. Its aggregates support its downstream products and services, as well as third-party sales. In 2024, Strata sold approximately 3 million tons of aggregates. In addition to its trucking fleet, Strata owns seven locomotives and over 400 railcars to deliver aggregates to market at eight strategically located rail distribution yards.
•28 ready-mix plants and approximately 120 ready-mix trucks. Strata’s ready-mix operations specialize in high-specification concrete for commercial, industrial, residential and public work.
•Three asphalt plants that provide material for Strata’s internal contracting services division. Its asphalt is primarily used for public paving work, including airports, highways and streets.
•A contracting services division that performs asphalt paving and concrete construction, specializing in technical and higher-specification work. Having an internal source of high-quality materials in strategic locations provides Strata the opportunity to optimize margins.
•A highly skilled and respected team, including Strata President Paddy Murphy, who was appointed president of Knife River’s North Dakota operations in connection with the closing of the acquisition. Prior to Strata, Murphy was a general manager for Holcim.

“We’re excited to welcome Strata to the Knife River family of companies as we continue to execute on our Competitive EDGE plan to profitably grow our business,” said Knife River President and CEO Brian Gray. “Strata provides infill growth in our Central Region, along with access to new markets, and we expect it will be accretive to Knife River’s Adjusted EBITDA margin within the first year.

“Strata is a well-run, well-respected company,” Gray said. “We are already in the process of integrating its operations and look forward to profitable returns from this acquisition in 2025 and beyond.”

“Knife River and Strata have similar cultures, with similar business models, and we are excited to have joined their team,” Murphy said. “We expect that Knife River’s EDGE strategy, procurement synergies and internal efficiencies, combined with Strata’s operational platform, will have a positive and immediate impact on the Central Region.”

Knife River intends to update its consolidated 2025 financial guidance when it issues its first quarter 2025 earnings results. In addition to cash on hand, Knife River used a portion of the proceeds from the issuance of a Term Loan B in the amount of $500 million to finance the acquisition. In connection with the closing and as anticipated, Knife River sold certain assets of Strata that were immaterial to the transaction and that do not impact Knife River’s projections for Strata’s performance.

About Knife River
Knife River Corporation, a member of the S&P MidCap 400 index, mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. Knife River also performs vertically integrated contracting services, specializing in publicly funded DOT projects and private projects across the industrial, commercial and residential space. For more information about the company, visit www.kniferiver.com.

Forward-Looking Statements
The information in this news release highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries, including with respect to the benefits of the acquisition of Strata. Many of these highlighted statements and other statements not historical in nature are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that its expectations are expressed in good faith and based on reasonable assumptions, there is no assurance the company’s statements with respect to “Competitive EDGE,” projections or estimates for growth, shareholder value creation, long-term goals, statements related to the acquisition of Strata or other proposed strategies will be achieved. Please refer to assumptions contained in this news release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in the company's 2024 Form 10-K and subsequent filings with the Securities and Exchange Commission.

Changes in such assumptions and factors could cause actual future results to differ materially from those expressed in the forward-looking statements. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Knife River does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
Adjusted EBITDA margin is considered a non-GAAP measure of financial performance. This non-GAAP financial measure is not a measure of financial performance under GAAP. The items excluded from this non-GAAP financial measure are significant components in understanding and assessing financial performance. Therefore, this non-GAAP financial measure should not be considered a substitute for the applicable GAAP metric.

Adjusted EBITDA margin is most directly comparable to the corresponding GAAP measure of net income margin. We believe this non-GAAP financial measure, in addition to the corresponding GAAP measure, is useful to investors by providing meaningful information about operational efficiency compared to our peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. We believe Adjusted EBITDA margin is a useful performance measure because it allows for an effective evaluation of our operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of our core operations. We believe Adjusted EBITDA margin is a useful performance measure because it provides clarity as to the operational results of the company. Our management uses this non-GAAP financial measure in conjunction with GAAP results when evaluating our operating results internally and calculating employee incentive compensation.

EBITDA is calculated by adding back income taxes, interest expense (net of interest income) and depreciation, depletion and amortization expense to net income. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments and stock-based compensation to EBITDA. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, the GAAP financial measure of net income margin and is intended to be a helpful supplemental financial measure for investors’ understanding of our operating performance. Our non-GAAP financial measure is not standardized; therefore, it may not be possible to compare this financial measure with other companies’ Adjusted EBITDA margin measure having the same or a similar name.

Knife River’s projection for Adjusted EBITDA margin and Strata’s projected 2025 EBITDA are non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from Knife River’s or Strata’s GAAP financial statements, as applicable. When the company provides its forward-looking projection for Adjusted EBITDA margin and Strata’s projected 2025 EBITDA, it does not provide a reconciliation of these non-GAAP financial measures as Knife River is unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results, including, but not limited to, the potentially high variability, complexity and low visibility with respect to the items that would be excluded from the applicable GAAP measure in the relevant future period, such as unusual gains and losses, the impact and timing of potential acquisitions and divestitures, certain financing costs and other structural changes or their probable significance. Therefore, Knife River is unable to provide a reconciliation of these measures without unreasonable efforts.

Media Contact:
Tony Spilde, Vice President of Communications, 541-693-5949

Investor Contact:
Zane Karimi, Director of Investor Relations, 503-944-3508